Exhibit 23





            Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-64670 and 33-62929) and in
the Registration Statements on Form S-8 (Nos. 33-19155, 33-44140, 33-57717, 33-60445 and 333-6513) of Conrail Inc. and
subsidiaries of our report dated January 21, 1997, except as to Note 2, which is as of March 7, 1997, included in this Form 10-K.





PRICE WATERHOUSE LLP
Thirty South Seventeenth Street
Philadelphia, PA 19103
March 24, 1997

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